Exhibit 3.76(b)

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

RBS (U.S.A.) LIMITED

RBS (U.S.A.) Limited, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.	The name of the corporation is RBS (U.S.A.) Limited.

2.	Article First of the Certificate of Incorporation of RBS (U.S.A.) Limited (the “Corporation”) is hereby deleted in its entirety and replaced by the following new Article First:

“FIRST: The name of the corporation (the “Corporation”) is Royal Building Products (USA) Inc.”

3.	The amendment was adopted by written consent of the Board of Directors of the Corporation as of the 17th day of September, 2014.

4.	The sole Stockholder of the Corporation adopted the amendment by written consent dated as of the 17th day of September, 2014.

5.	The amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

6.	The amendment shall be effective upon the filing of this Certificate of Amendment with the Secretary of State of Delaware.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, as of the 17th day of September, 2014.

RBS (U.S.A.) LIMITED

By:	/s/ Bradley K. Reynolds
Name:	Bradley K. Reynolds
Title:	Assistant Secretary

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